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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we, Arthur Andersen, LLP, hereby consent to the incorporation of our reports dated January 21, 2002 (except with respect to the matters discussed in Note 17, as to which the dates are January 24, 2002 and March 1, 2002, respectively) included in this Form 10-K, into the Company's previously filed Registration Statement (File Nos. 333-72682, 333-51282, 333-47580 and 333-38532).


                                                         /s/ Arthur Andersen LLP

                                                         Arthur Andersen LLP
                                                         San Jose, California
                                                         March 29, 2002